SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
14a-6(e)(2)

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                         LAKELAND FINANCIAL CORPORATION
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                (Name of Registrant as Specified In Its Charter)

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     (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

    1) Title of each class of securities to which transaction applies:

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    2) Aggregate number of securities to which transaction applies:

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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    4) Proposed maximum aggregate value of transaction:

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    5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or by the Form or Schedule and the date of its filing.

    1) Amount previously paid:


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    2) Form Schedule or Registration Statement No.:

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    3) Filing Party:

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    4) Date Filed:

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
                           NOTICE OF ANNUAL MEETING
                            OF THE SHAREHOLDERS OF
                        LAKELAND FINANCIAL CORPORATION
                        ------------------------------

     The annual meeting of the shareholders of Lakeland Financial Corporation will be held on Tuesday, April 8, 1997, at 12:00 Noon (EST) at the Shrine Building located at the Kosciusko County Fairgrounds in Warsaw, Indiana. The purpose of the meeting will be: (1) to elect four (4) members of the Board of Directors; (2) to adopt an amendment of the Articles of Incorporation reducing the vote required to adopt an amendment of the Articles of Incorporation; and
(3) to transact such other business as may properly be brought before the meeting.

     Only shareholders of record on the Corporation's books at the close of business on February 10, 1997, will be entitled to vote at the annual meeting.

     A Proxy Statement accompanies and forms a part of this Notice. Your copy of the 1996 Annual Report is also enclosed.



                                  R. Douglas Grant
                                  --------------------------------------------
                                  (R. Douglas Grant) President




Lakeland Financial Corporation
P.O. Box 1387
Warsaw, IN  46581-1387
(219) 267-6144




IMPORTANT - PLEASE SIGN, DATE AND MAIL YOUR PROXY PROMPTLY.




     In order to have adequate representation to assure a voting quorum at the meeting, you are urged to return your signed proxy in the enclosed envelope, which requires no postage. If you are able to attend the annual meeting, you may revoke your proxy prior to commencement of the meeting and vote in person.

                        LAKELAND FINANCIAL CORPORATION
                            202 East Center Street
                             Post Office Box 1387
                           Warsaw, Indiana 46581-1387
                                 (219) 267-6144

                                 PROXY STATEMENT

                         PERSONS MAKING THE SOLICITATION
                         -------------------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Lakeland Financial Corporation (the "Corporation") of proxies for use at the annual meeting of shareholders of the Corporation to be held on April 8, 1997.

     Lakeland Financial Corporation owns all of the outstanding shares of Lake City Bank, Warsaw, Indiana (the "Bank"). The total expense of this solicitation will be paid by Lakeland Financial Corporation. In addition to use of the mails, proxies may be solicited personally or by telephone or telegraph by officers, directors and certain employees of the Corporation and the Bank, who will not be specially compensated for such soliciting.

     The approximate date on which this statement and accompanying form of proxy are first mailed to shareholders is March 13, 1997.


                             REVOCABILITY OF PROXY
                             ---------------------

     Any shareholder giving a proxy has the right to revoke it at any time before it is exercised. Therefore, execution of the proxy will not in any way affect the shareholder's right to vote in person if he or she attends the meeting. Revocation may be made prior to the meeting by written notice sent to the President of the Corporation at the offices of the Corporation at 202 East Center Street, P.O. Box 1387, Warsaw, Indiana, 46581-1387; or it may be done personally upon oral or written request at the annual meeting. The shares represented by proxies will be voted as instructed by the shareholders giving the proxies. In the absence of specific instructions to the contrary, proxies will be voted "FOR" the election of the nominees for directors listed and "FOR" the amendment of the Articles of Incorporation.


                             VOTING OF SECURITIES
                             --------------------

     Only shareholders of record as of February 10, 1997, will be entitled to vote. The Corporation presently has issued and outstanding, as its only class of voting securities, 2,903,799 shares of common stock. Each share entitles the holder thereof to one vote upon each matter to be voted upon at the annual meeting. The affirmative vote of a majority of the shares present at the annual meeting will be sufficient to elect nominees. It will require the affirmative vote of at least two-thirds (2/3) of the total shares outstanding to amend the Articles of Incorporation, or 1,935,867 or more affirmative votes.


                              SECURITY OWNERSHIP
                              ------------------

     As of February 25, 1997, the following persons or groups, as best known to the Corporation, were beneficial owners of more than 5 percent of the Corporation's voting securities. The sole class of voting securities is common stock.

                              Amount and Nature
    Name and Address            of Beneficial             Percent of
       of Owners                  Ownership                  Class
------------------------   ------------------------   ------------------------

Helen Koch                     157,210 Shares (1)            5.41%
1511 Locust - Apt. 201
Elkhart, IN  46514

Lakeland Financial             319,586 Shares (2)           11.00%
Corporation 401(k)
Plan
Post Office Box 1387
Warsaw, Indiana  46581-1387

(1) This includes 157,052 shares held in the Ola Sloan Testamentary Trust for Helen Koch. This information has been supplied by the trust for which the Bank serves as trustee. Helen Koch, the beneficiary of this trust, exercises voting power but not investment power over the shares held in the trust.

(2) This information has been supplied by the Bank which serves as trustee of the trust for the plan. Participant employees of the Corporation and the Bank exercise voting and investment power over the shares. The Bank exercises sole investment power over those shares not allocated to any participant account.

     As of February 25, 1997, the following table shows the number of equity shares beneficially owned by all directors and nominees naming them, and of all directors and officers as a group, not naming them. The sole class of equity securities is common stock.

  Name of Individual or       Amount and Nature
   Number of Persons            of Beneficial                Percent of
       In Group                 Ownership (1)                  Class
------------------------   ------------------------   ------------------------

Eddie Creighton                      70,080  (2)                2.41%
Anna K. Duffin                        1,500  (3)                 (13)
L. Craig Fulmer                       1,494                      (13)
R. Douglas Grant                     47,083  (4)                1.62%
Jerry L. Helvey                      32,424  (5)                1.12%
Kevin L. Lambright                        0  (6)                 (13)
Allan J. Ludwig                       2,196  (7)                 (13)
J. Allan Morgan                       2,138  (8)                 (13)
Richard L. Pletcher                     620  (9)                 (13)
Joseph P. Prout                       7,940 (10)                 (13)
Terry L. Tucker                       2,640                      (13)
George L. White                       1,320 (11)                 (13)
Officers and Directors              187,226 (12)                6.45%
  as a Group
  (15) individuals
  including those
  named above)

(1) The information contained in this column is based upon information furnished to the Corporation by the persons named above and as shown on the transfer records of the Corporation. The nature of beneficial ownership for shares shown in this column, unless otherwise noted, represents sole voting and investment power.

(2) Includes 56,086 shares held by Creighton Brothers L.P., as to which Mr. Creighton shares voting and investment powers; 4,094 shares held by Mr. Creighton's Individual Retirement Account as to which he exercises both voting and investment power; and 1980 shares held by Mr. Creighton's wife, with respect to which shows he disclaims any beneficial ownership.

(3) All of which shares are owned jointly with her husband, with whom she shares voting and investment power.

(4) This includes all shares which have been allocated to Mr. Grant under the 401(k) Plan for 1996 and all prior years.

(5) Includes 25,310 shares held individually by Mr. Helvey's wife, as to which shares he disclaims any beneficial interest.

(6) Mr. Lambright was appointed to the Board in February, 1997 to fill the vacancy created by Mr. Spear's retirement and is presently seeking shares in the Corporation.

(7) Includes 600 shares held by Ludwig, Inc., as to which Mr. Ludwig exercises voting and investment power.

(8) Includes 158 shares held individually by Mr. Morgan's wife, with respect to which shares Mr. Morgan disclaims any beneficial interest.

(9) Includes 200 shares held by Mr. Pletcher's Individual Retirement Account. Also included are 200 shares held by Mr. Pletcher's wife's Individual Retirement Account, with respect to which shares Mr. Pletcher disclaims any beneficial interest.

(10) Includes 2,000 shares held individually by Mr. Prout's wife, with respect to which shares Mr. Prout disclaims any beneficial interest.

(11) Includes 1210 shares held jointly with Mr. White's wife, with whom he shares voting and investment power.

(12) This includes shares which have been allocated to Executive Officers under the 401(k) Plan for 1996 and all prior years.

(13) The named director's percentage ownership of the Corporation's equity securities is less than one percent (1%).


                             ELECTION OF DIRECTORS
                             ---------------------

     It is intended that all shares represented by proxy will be voted "FOR" the re-election of the incumbent directors listed below, unless otherwise instructed.

     The following table contains information with respect to nominees, whose terms as incumbent directors expire on April 8, 1997. The information includes service to Lake City Bank prior to the formation of Lakeland Financial Corporation.

                                                                      Term
Name                       Age           Date                        Expires
----                       ---           ----                        -------

R. Douglas Grant           63            Director since 1980         4/97

     Mr. Grant has served as President of the Bank since October, 1980 and as President of the Corporation since its formation. In January, 1993, Mr. Grant was elected as Chairman of both the Corporation and the Bank.

Jerry L. Helvey            63            Director since 1974         4/97

     Mr. Helvey is President of Helvey & Associates, Inc., a group of collection agencies.

Allan J. Ludwig            58            Director since 1996         4/97

     Mr. Ludwig is an entrepreneur and industrial developer.

Richard L. Pletcher        55            Director since 1992         4/97

     Mr. Pletcher is President of Pletcher Enterprises, Inc., a holding company, and CEO of its principal subsidiary, Amish Acres, LLC, a heritage resort.


                              INCUMBENT DIRECTORS
                              -------------------

     In addition to the foregoing incumbent directors who shall stand for election at the annual meeting April 8, 1997, the following named individuals serve on the Board of Directors.

                                                                     Term
Name                       Age           Date                        Expires
----                       ---           ----                        -------

Eddie Creighton            64            Director since 1970         4/99

     Mr. Creighton is President of Creighton Brothers, the general partner of Creighton Brothers L.P. and Crystal Lake L.P., both of which are involved in poultry and egg production and sales, although they also produce and sell other agricultural and food products.

Anna K. Duffin             63            Director since 1994         4/98

     Mrs. Duffin is active in civic affairs in the Goshen area.

L. Craig Fulmer            54            Director since 1993         4/98

     Mr. Fulmer is Chairman of Heritage Financial Group, Inc., a real estate investment and management company based in Elkhart, Indiana.

Kevin L. Lambright         38            Director since 1997         4/99

     Mr. Lambright is President of Shipshewana Auction, Inc., an auction service, flea market and food service business based in Shipshewana, Indiana.

J. Alan Morgan             61            Director since 1974         4/99

     Mr. Morgan is retired.

Joseph P. Prout            68            Director since 1971         4/98

     Mr. Prout is President of Owens Supermarkets, Inc., a food supermarket chain.

Terry L. Tucker            56            Director since 1988         4/98

     Mr. Tucker is President of Maple Leaf Farms, Inc., which is primarily engaged in duck production, processing and sales, although it also processes and sells other food products.

George L. White            64            Director since 1984         4/99

     Mr. White retired as President of United Telephone Company of Indiana, Inc. on December 31, 1991.

     No Director is a director of another "public corporation" (i.e. subject to the reporting requirements of the Securities Exchange Act of 1934) or of any investment company except Mr. White who is a Director of United Telephone Company of Indiana, Inc.


                    AMENDMENT OF ARTICLES OF INCORPORATION
                    --------------------------------------

     It is intended that all shares represented by proxy will be voted "FOR" the amendment of the Articles of Incorporation.

     At the time of the formation of the Corporation, the Board of Directors included several provisions in the Articles of Incorporation for the purpose of slowing down or preventing a hostile takeover by another financial institution. This was deemed prudent at the time because we were then entering a period of rapid change and consolidation for financial institutions. The directors wanted to be in a position where they could act on any takeover attempts in an orderly fashion to protect the interests of the shareholders, the employees and the community.

     In recent years, the threat or prospect of a hostile takeover of an Indiana financial institution has proved to be much less likely than originally anticipated. Most of the consolidation that has occurred has been as a result of voluntary associations or to protect the depositors of financial institutions which were in financial difficulty. In connection with their oversight of the Corporation, the Board has now decided that some of these earlier provisions designed to work against hostile takeovers hamper their flexibility. As a result, the Directors have proposed elimination of one of these provisions and as their review continues, additional changes may be proposed at future meetings. Article IX, Section 12(a)(4) of the Articles of Incorporation of the Corporation provides in relevant part:

     "(a) The affirmative vote of the holders of not less than two-thirds of the outstanding shares of common stock of the Corporation shall be required for the authorization or adoption of the following transactions:

                                     * * *

     (4) any amendment of the Articles of Incorporation of the Corporation."

     At the regular meeting of the Board of Directors of the Corporation held on February 11, 1997, a resolution recommending that Article IX, Section 12(a)(4) be deleted from the Articles of Incorporation and that the question of such amendment be presented to the shareholders at the annual meeting of the Corporation on April 8, 1997 was unanimously adopted by the Board of Directors.

     At the present time, amendment of the Articles of Incorporation requires the affirmative vote of two-thirds (2/3) or more of the holders of all of the issued and outstanding common capital stock of the Corporation. The effect of approval of the proposed amendment would be to reduce the required vote to amend the Articles of Incorporation to a simple majority of those shares voted in person or by proxy at the annual or a special meeting of the shareholders of the Corporation. No substantive requirement of the Articles of Incorporation can be amended without the submission of the proposed amendment of the shareholders for a vote.

                              EXECUTIVE OFFICERS
                              ------------------

     The following named individuals in addition to Mr. Grant serve as executive officers of the Corporation.

Name                                  Age                  Date
----                                  ---                  ----

Paul S. Siebenmorgen                  47                   Officer since 1980

     Mr. Siebenmorgen presently serves as an Executive Vice President of both the Corporation and the Bank and has served as Senior Vice President, Vice President, Assistant Vice President, Branch Manager, Loan Officer and Assistant Cashier of the Bank at various times since 1980.

Walter L. Weldy                       56                   Officer since 1990

     Mr. Weldy presently serves as an Executive Vice President of both the Corporation and the Bank which positions he assumed May 14, 1996. He first joined Lake City Bank as a Senior Vice President in 1990.

Terry M. White                        39                   Officer since 1993

     Mr. White presently serves as Secretary and Treasurer of the Corporation and as Senior Vice President and Cashier of the Bank, all of which positions he assumed effective January 1, 1994. He first joined Lake City Bank as a Senior Vice President in April, 1993. Prior to joining Lake City Bank, Mr. White served as First Vice President-Chief Planning and Investment Officer of Norwest, Indiana, Fort Wayne and its predecessor Lincoln Financial Corp. from December, 1985 to March, 1993.


     There are no arrangements or understandings between any of the directors, executive officers, or any other persons pursuant to which any of the Corporation's directors or executive officers have been selected for their respective positions.


                         COMPLIANCE WITH SECTION 16(a)
                         -----------------------------

     Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Corporation pursuant to Securities and Exchange Act Rule 16a-3(e) during its most recent fiscal year and Form 5 and amendments thereto furnished to the Corporation with respect to its most recent fiscal year, no director or executive officer failed to file on a timely basis, as disclosed in the above forms, reports required by Section 16(a) of the Securities Exchange Act of 1934, except Mr. Spear who filed one late report and Mr. Ludwig who filed one late report.


                             DIRECTORS' COMMITTEES
                             ---------------------

     The standing committees of the Board of Directors are the Audit Committee, the Loan and Investment Committee, the Trust Committee and the Compensation Committee. There is no standing Nominating Committee.

     The Audit Committee was first established during 1985. Currently, Mrs. Duffin, Mr. Pletcher, Mr. Lambright, Mr. Tucker and Mr. White serve on the Audit Committee. Its duties as established by the Board of Directors are:

     1. Provide an open avenue of communications between management, the independent and internal auditors and the Board of Directors.

     2. Review annually the engagement of the independent auditors, including the scope and general extent of their review, the audit procedures to be utilized and the basis for compensation. Recommend for consideration the independent auditors to be appointed by the Board of Directors.

     3. Review at least annually the programs and functions of the internal auditors.

     4. Review and participate in the establishment of the broad scope of the joint independent internal audit program with both independent and internal auditors at least once each year and review the implementation thereof during the year. The Compensation Committee was created during 1996, with Mr. Fulmer, Mr. Grant, Mr. Helvey and Mr. White being the members. Its duties are to review executive officer compensation and make recommendations for changes in executive officer compensation.


                             DIRECTORS' ATTENDANCE
                             ---------------------

     During 1996, the full Board of Directors held 12 meetings; the Audit Committee held 11 meetings; the Loan and Investment Committee held 12 meetings; the Trust Committee held 11 meetings; and the Compensation Committee held 2 meetings. No director attended less than 75% of the total number of meetings they were eligible to attend, except Mr. Morgan who attended 54%, Mr. Ludwig who attended 63% and Mr. Tucker who attended 74%.


                            EXECUTIVE COMPENSATION
                            ----------------------

     Shown below is the compensation paid by the Corporation, and its subsidiary, for the years 1996, 1995 and 1994 to each of its executive officers in an amount exceeding $100,000.


                          SUMMARY COMPENSATION TABLE (1)
                          ------------------------------

                              Annual Compensation
                              -------------------

      (a)                    (b)       (c)        (d)             (i)
Name and                                                     All other
Principal Position           Year   Salary($)    Bonus($)    Compensation($)(2)
------------------           ----   ---------    --------    ------------------

R. Douglas Grant             1996    210,000      66,500          22,914
   Chairman, President       1995    190,000      66,000          27,714
   and Chief Executive       1994    165,000      52,500          24,012
   Officer

Paul S. Siebenmorgen         1996     95,230      22,727          12,476
   Executive Vice President  1995     86,580      23,529          11,345
                             1994     78,430      19,202          10,278

(1) The Corporation does not maintain any Long Term Compensation Plans or programs for its executive officers.

(2) The amounts set forth in column (i) for Mr. Grant and Mr. Siebenmorgen include the following:

     (a)      Group Term Life Insurance Premiums Paid by the Corporation($)
                      Mr. Grant                  Mr. Siebenmorgen
                   1996 -   4,914                      1,049
                   1995 -   4,914                        955
                   1994 -   4,212                        867

     (b)      401(k) Plan Corporation Contributions Paid by the Corporation($)
                      Mr. Grant                  Mr. Siebenmorgen
                   1996 -  18,000                     11,427
                   1995 -  22,800                     10,390
                   1994 -  19,800                      9,411




                              PENSION PLAN TABLE
                              ------------------

     The Corporation's defined benefit retirement plan covers all employees over 21 years of age with more than one year of service. The benefit is computed on the basis of average salary or wages for the five (5) years preceding retirement which produces the highest benefit. Normal retirement age is 65. Participants receive credit for 2-1/2% of their average salary for each year up to 20 years service. The principal benefit under the plan is a lifetime annuity for the joint lives of participants and their spouses. This amount is offset by social security benefits. On December 31, 1985, the then existing plan was terminated and the current plan was adopted effective January 1, 1986. Participants in the terminated plan were paid cash or received annuities for their earned benefits as of December 31, 1985. The amounts paid for annuities purchased as a part of the plan termination will reduce the benefits to be paid out of the new plan. Mr. Grant and Mr. Siebenmorgen received annuities costing $33,286 and $1,878, respectively, as a part of the plan termination.


Remuneration                      Years of Credited Service
------------                      -------------------------

                      15          20          25          30          35
                  --------------------------------------------------------

   100,000          37,500      50,000      50,000      50,000      50,000
   125,000          46,875      62,500      62,500      62,500      62,500
   150,000          56,250      75,000      75,000      75,000      75,000
   175,000          65,625      87,500      87,500      87,500      87,500
   200,000          75,000     100,000     100,000     100,000     100,000
   225,000          84,375     112,500     112,500     112,500     112,500
   250,000          93,750     125,000     125,000     125,000     125,000
   275,000         103,125     137,500     137,500     137,500     137,500

     The amounts shown above include amounts payable under a Supplemental Employees Retirement Plan which is a non-qualified plan payable as a general creditor of the Corporation. In 1989, the Corporation amended its defined benefit plan and the amendments could result in highly compensated employees receiving a reduced pension benefit. The Supplemental Employee Retirement Plan did not create any new benefits, but was adopted to offset any such reduction in pension benefits.

     The salaries and bonuses shown in the Summary Compensation Table for Mr. Grant and Mr. Siebenmorgen approximate covered compensation under the plan. Mr. Grant and Mr. Siebenmorgen had 18 and 16 years of credited service respectively at December 31, 1996.


                       COMPENSATION COMMITTEE INTERLOCKS
                                      and
                             INSIDER PARTICIPATION
                       ---------------------------------

     The Corporation established a Compensation Committee during 1996. During 1996, this consisted of Mr. Fulmer, Mr. Grant, Mr. Helvey, and Mr. White. Inside directors (full-time employees of the Corporation) serving on the Compensation Committee are asked to leave the meeting during the time the Committee is deliberating their compensation or that of their superiors, but inside directors do participate in evaluating and establishing the salaries of other executive officers. Mr. Grant, the President and Chief Executive Officer of the Corporation, participated during 1996 in establishing the salaries of all executive officers except his own.

                     REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION
                     ------------------------------------

     The Compensation Committee has furnished the following report on Executive Compensation.



General
-------

     The Corporation annually reviews executive officer compensation in December with the new compensation to become effective on the following January 1. In establishing executive compensation the Corporation has historically divided compensation into two (2) separate components: salary and bonus. When fixing an individual executive officer's compensation these two
(2) components are intended to work together to compensate the executive officer fairly for his services and reward the executive officer based upon the Corporation's performance during the year. The Corporation further encourages the executive officers and all employees to acquire a personal interest in the long term success of the Corporation through stock ownership under the Corporation's 401(k) Plan. During 1995 and all prior years, executive compensation was administered by the Board of Directors. In 1996, the Board of Directors established a Compensation Committee for this purpose. The Board of Directors retains final approval over executive compensation.

Salary
------

     Executive officer salaries are established by the Corporation based upon a wide variety of factors, including prior years salary, duties and responsibilities, evaluations by supervisors, and salaries for comparable positions paid by similarly situated financial institutions in Indiana. When establishing the salary of executive officers other than Mr. Grant, Mr. Grant participates and makes recommendations to the Committee. Furthermore, the Committee has available copies of an annual survey of financial institution salaries paid by Indiana banks published by the Indiana Banker's Association and also a salary survey prepared by Crowe, Chizek and Company. Using this information the Committee establishes salaries using an informal and subjective analysis, primarily focused upon paying competitive salaries sufficient to retain the services of its executive officers without paying salaries which are significantly greater than those paid by similarly situated financial institutions. Although overall profitability of the Corporation is a factor in establishing executive officer salaries, no specific weight is given to financial performance. Likewise, consideration is given to the performance of the Corporation's stock during the preceding several years, but no specific weight is given to this factor. The salary paid to Mr. Grant, as President and Chief Executive Officer, during 1996 as shown in the Summary Compensation Table of the Proxy Statement was based upon the Board's satisfaction in 1995 with the overall profitability of the Corporation and performance of the Corporation's stock and retaining his services for future years, without any specific reference being made to qualitative or quantitative performance factors. Similar considerations were used in establishing Mr. Grant's 1997 salary.

Bonus
-----

     Executive officer bonuses, including Mr. Grant's, are determined by an established Executive Incentive Compensation Program which is periodically reviewed by the Committee. The Bonus Program applies to all executive officers of the Corporation, as well as designated officers of the Bank. As established, the Committee retains the right to modify the Program and/or withhold payment at any time. Historically, payments have not been withheld since its adoption. The Bonus Program is designed to encourage the Executive Officers to maximize the annual profits of Lake City Bank with an incentive to conserve capital. During its December 1996 review, the Committee chose not to modify the Bonus Program or withhold payment for fiscal year 1996. On December 31, 1993, the Corporation and Bank adopted provisions of Statement of Financial Accounting Standard ("SFAS") 115 which requires recognition of unrealized gains or losses on certain debt and equity securities held in the Bank's investment securities portfolio at year end. For purposes of the Bonus Program, unrealized gains and losses in the investment securities portfolio of the Bank are excluded from equity capital.

     Bonuses are computed on the Return on Investment (Shareholders' Equity). It is based upon net profit (after taxes) and includes all realized securities gains and losses (including tax effect), before payment of bonuses and contributions to the 401(k) Plan. Unless the year end Return on Investment computed on the January 1 shareholders' equity equals or exceeds 12%, no bonus is paid. Thereafter, based upon an established schedule, a percentage of each eligible officer's salary is paid as a bonus.

     As established, the Bonus Program provides that the President and Chief Executive Officer of the Corporation receives two (2) times the established percentage for his bonus and the Executive Vice Presidents receive one and one half (1 1/2) times the established percentage for their bonuses. For 1995 the Return on Investment established a 17.5% bonus payable in 1996. Since Mr. Grant's percentage is multiplied by two (2) he received a bonus equal to 35% of his 1995 base salary during 1996 and Mr. Siebenmorgen received bonus equal to 26.25% of his 1995 base salary during 1996.

Stock Ownership
---------------

     The Corporation encourages all employees, including executive officers, to acquire its stock and participate in its long-term growth. To facilitate this, the Corporation has adopted the Lakeland Financial Corporation 401(k) Plan (the "Plan") effective January 1, 1984, which includes as an option investment in Corporation stock. Under the Plan employees are eligible to redirect up to 9% of their regular basic compensation into a tax deferred trust. All employees 21 years of age and older having more than 1 year service with the Bank or the Corporation are eligible to participate in the Plan; however, participation is voluntary. The Plan requires that the Corporation make matching contributions for participants under certain conditions described below. Corporation matching contributions are made on up to 6% of each participant's regular basic compensation. In those years in which the Corporation has paid a dividend to its shareholders, the Corporation will make a matching contribution to the Plan according to the following schedule based upon the net earnings of the Corporation, before making any deductions for employee incentive plans, expressed as a percentage of the January 1 equity capital of the Corporation:

             Percentage of                          Percentage Match of
             Equity Capital                      Participant Contributions
            ----------------                     -------------------------
            Less than 13.00%                                25%
            13.00% to 14.99%                                50%
            15.00% to 16.99%                                75%
            17.00% to 18.99%                               100%
            19.00% to 20.99%                               125%
            21.00% to 22.49%                               150%
            22.50 % to 23.99                               175%
            24.00% or more                                 200%

     Due to the adoption of SFAS 115 requiring the recognition of unrealized gains and losses in certain of the investment securities portfolios, commencing in 1993, equity capital is defined as the total of the capital stock, surplus and retained earnings accounts, excluding the equity accounts relating to market valuation adjustments as defined in SFAS 115. The matching contributions may, at the election of each participant, be invested in any one or more of six equity and income accounts, one of which holds stock of the Corporation exclusively. All Corporation stock held by the trust is purchased by independent agents in open market transactions and voting power is exercised by the individual participants. Participant accounts are distributed to the individual participants upon retirement and may include Corporation stock. All participants are always 100% vested in their salary redirections and become 100% vested in Corporation contributions upon retirement, disability or in accordance with the schedule shown below.

            Years of Service                     401(k) Percentage Vested
            -----------------                    ------------------------
            Less than 3 years                                0%
            3 years                                         20%
            4 years                                         40%
            5 years                                         60%
            6 years                                         80%
            7 years or more                                100%

     The contributions made to the Plan for 1996, 1995 and 1994 on behalf of Mr. Grant and Mr. Siebenmorgen are shown in footnote 2 to the Summary Compensation Table of the Proxy Statement. During 1994, a Supplemental 401(k) Plan was adopted to offset benefit reductions for highly compensated officers. This new plan did not create any new benefits and is used solely to offset required reductions in the 401(k) Plan. Contributions to the Supplemental 401(k) Plan may not be invested in Corporation stock. The highly compensated officers who participate in this Supplemental 401(k) Plan have no interest in the trust established under the plan, but are general creditors.


     Approved by the Lakeland Financial Corporation Compensation Committee as of December 31, 1996.

         L. Craig Fulmer                     Jerry L. Helvey, Chairman
         R. Douglas Grant                    George L. White


                            STOCK PRICE PERFORMANCE
                            -----------------------

     The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Lakeland Financial Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The graph below compares cumulative total return* of Lakeland Financial Corporation, the NASDAQ Market Index and a Peer Group Index.


     The following table was presented as a graph in the proxy material mailed to the shareholders.


                              Lakeland
                              Financial        Peer
            Date             Corporation       Group        NASDAQ
          --------           -----------    ---------     ---------

            1/1/92            $  100.00     $  100.00     $  100.00
          12/31/92               118.30        138.05        100.98
          12/31/93               156.91        175.07        121.13
          12/31/94               212.09        185.50        127.17
          12/31/95               260.06        245.98        164.96
          12/31/96               395.23        306.13        204.98





     * Assumes $100 invested on January 1, 1992 and that all dividends were reinvested.

     The Peer Group selected for display in the above graph is all banks in the United States with total assets of less than one billion dollars whose equity securities were traded on an organized exchange for the last five (5) consecutive years.

                            DIRECTORS' COMPENSATION
                            -----------------------

     During 1996, directors who were not full time employees of the Corporation, or its subsidiaries, were paid an annual fee of $6,000.00 and an additional $250.00 for each meeting of the Board attended and $250.00 for each committee meeting attended. They are not eligible to participate in the 401(k) Plan or the Defined Benefit Plan. Inside directors (those who are full time employees of the Corporation or its subsidiaries) are not paid a director's fee. For 1997 the fee for meeting attendance was increased to $275.00 per meeting attended. Directors are permitted to defer receipt of their director's fees and earn a rate of return based upon the Bank's six (6) month certificate of deposit rates. Effective January 1, 1997, this plan was broadened to add an option to permit the directors to earn a return based upon the performance of Corporation stock rather than the certificate of deposit rate. The Corporation may, but is not required to, fund the deferred fees into a trust which may hold Corporation stock. The plan is unqualified and the directors have no interest in the trust. The deferred fees and any earnings thereon are unsecured obligations of the Corporation. Any shares held in the trust are treated as treasury shares and may not be voted.


                          INDEBTEDNESS OF MANAGEMENT
                          --------------------------

     During 1996, the Bank had extended, and expects to continue to extend, loans to its directors and officers and to their related interests. Such loans were, and will continue to be, made only upon the same terms, conditions, interest rates, and collateral requirements as those prevailing at the same time for comparable loans extended from time to time to other, unrelated borrowers. Loans to directors and officers do not and will not involve greater risks of collectability, or present other unfavorable features, than loans to other borrowers.


                        INDEPENDENT PUBLIC ACCOUNTANTS
                        ------------------------------

     During 1996, Crowe, Chizek and Company again served as the Corporation's Independent Public Accountants. As of this date no determination has been made as to selection of Independent Public Accountants for 1997. As a matter of practice for the past several years, the Directors have not made a final decision on selection of Independent Public Accountants until after the completion of all audit services for the prior year. This includes portions of the Corporation's 10-K which is not completed as of the date of this proxy statement. A representative of Crowe, Chizek and Company is not expected to be present at the annual meeting of the Corporation.


                           PROPOSALS OF SHAREHOLDERS
                           -------------------------

     Any proposal which any shareholder may intend to present at the annual meeting to be held in 1998 must be received by the Corporation on or before the 16th day of November, 1997, if such proposal is to be included in the Proxy Statement and Form of Proxy pertaining to the 1998 Annual Meeting.


                                    GENERAL
                                    -------

     ON YOUR WRITTEN REQUEST ADDRESSED TO TERRY M. WHITE AT P.O. BOX 1387, WARSAW, INDIANA 46581-1387, A COPY OF LAKELAND FINANCIAL CORPORATION'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, WILL BE PROVIDED WITHOUT CHARGE TO YOU.

     As of the date of this Proxy Statement, management knows of no matters to be brought before the annual meeting other than the review of the annual report, the election of 4 directors and the amendment of the Articles of Incorporation. If, however, further business should properly be introduced by others, proxy holders will act in accordance with their own best judgment.


                                               R. Douglas Grant
                                              -------------------------------
                                              (R. Douglas Grant, President)

                                   APPENDIX

                                 FORM OF PROXY

                        LAKELAND FINANCIAL CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints R. Douglas Grant and Terry M. White proxies with full power of substitution to vote all Common Stock of Lakeland Financial Corporation held of record by the undersigned on February 10, 1997, at the annual meeting of shareholders on April 8, 1997, or any adjournment thereof.

   1.  Election of Directors for all nominees listed below         [ ]

       Withhold authority to vote for all nominees listed below    [ ]

       R. Douglas Grant, Jerry L. Helvey, Allan J. Ludwig, Richard L. Pletcher

       Instruction:   To withhold authority to vote for any individual nominee
                      write that nominee's name on the space provided below.


                      --------------------------------------------------------

   2.  Directors' proposal to amend the Articles of Incorporation
                              [ ] For         [ ] Against

   3. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

                (continued and to be signed on the other side)

------------------------------------------------------------------------------

                          (CONTINUED FROM OTHER SIDE)

Unless otherwise specified, the proxies are appointed to vote for the proposals.
This proxy when properly executed will be voted in the manner directed by the undersigned shareholder(s).


                                                       DATE           , 1997
------------------------    ------------------------        ----------
Signature of shareholder    Signature of shareholder

   Please sign exactly as your name is printed hereon. When signing as attorney, executor, administrator, personal representative, trustee or guardian, please give full
                                                   title. If a corporation,
                                                   please sign in full
                                                   corporate name by authorized
                                                   officer. If a partnership,
                                                   please sign in partnership
                                                   name by authorized person.
                                                   Please mark, sign, date and
                                                   return promptly in the
                                                   enclosed envelope.